Exhibit 1A(8)(f)(i)

Amendment to Fund Participation Agreement between The Alger American Fund, Fred Alger and Company, Inc. and GE Life and Annuity Assurance Company

                     AMENDMENT TO PARTICIPATION AGREEMENT

This amendment to the Participation Agreement dated August 29, 1995, by and among The Life Insurance Company of Virginia (the "Company"), The Alger American Fund and Fred Alger & Company, Incorporated represents a change in the Company's name from "The Life Insurance Company of Virginia" to GE Life and Annuity Assurance Company", such change to be effective on January 1, 1999. Accordingly, it is agreed by the parties to the Participation Agreement that, concurrently with the effectiveness of the Company's name change, all references to "The Life Insurance Company of Virginia" shall be amended to read "GE Life and Annuity Assurance Company."

Date: 1/1/99



                      GE LIFE AND ANNUITY ASSURANCE COMPANY

                                        By: /s/ GEOFFREY S. STIFF
                                            ----------------------------------
                                            Name: Geoffrey S. Stiff
                                            Title: Senior Vice President

                       FRED ALGER & COMPANY, INCORPORATED

                                        By: /s/GREGORY S. DUCH
                                            ---------------------------------
                                            Gregory S. Duch
                                            Executive Vice President

                                        THE ALGER AMERICAN FUND

                                        By: /s/GREGORY S. DUCH
                                            --------------------------------
                                            Gregory S. Duch
                                            Treasurer